Exhibit 99.2

Scholar Rock Announces Pricing of Upsized Public Offering of Common Stock

CAMBRIDGE, Mass.--(BUSINESS WIRE)—Oct. 11, 2023-- Scholar Rock Holding Corporation (Nasdaq: SRRK), a Phase 3 clinical-stage biopharmaceutical company focused on the treatment of serious diseases in which protein growth factors play a fundamental role, today announced the pricing of an upsized underwritten public offering of 12,408,760 shares of its common stock at a public offering price of $6.85 per share. The aggregate gross proceeds to Scholar Rock from this offering are expected to be approximately $85.0 million, before deducting underwriting discounts and commissions and other offering expenses. All of the shares are being offered by Scholar Rock. The offering is expected to close on October 16, 2023, subject to the satisfaction of customary closing conditions. In addition, Scholar Rock has granted the underwriters a 30-day option to purchase up to an additional 1,861,314 shares of common stock at the public offering price, less the underwriting discounts and commissions.

Scholar Rock intends to use the net proceeds from the offering to advance apitegromab, develop its clinical and preclinical pipeline, as well as for working capital and other general corporate purposes.

J.P. Morgan Securities LLC and Piper Sandler & Co. are acting as joint book-running managers for the offering. BMO Capital Markets Corp. and Wedbush Securities Inc. are acting as co-managers for the offering.

The securities described above are being offered by Scholar Rock pursuant to a shelf registration statement on Form S-3 (No. 333-268329) that was declared effective by the Securities and Exchange Commission (SEC) on November 25, 2022. A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering were filed with the SEC on October 11, 2023, and are available on the SEC’s website located at www.sec.gov. A copy of the final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and may be obtained, when available, by contacting: J.P. Morgan Securities LLC, c/o: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 866-803-9204 or by email at prospectus-eq_fi@jpmchase.com; or Piper Sandler & Co., 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, Attention: Prospectus Department, by telephone at 800-747-3924 or by email at prospectus@psc.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About Scholar Rock

Scholar Rock is a clinical-stage biopharmaceutical company focused on the discovery and development of innovative medicines for the treatment of serious diseases in which signaling by protein growth factors plays a fundamental role. Scholar Rock is creating a pipeline of novel product candidates with the potential to transform the lives of patients suffering from a wide range of serious diseases, including neuromuscular disorders, cancer, and fibrosis. Scholar Rock’s approach to targeting the molecular mechanisms of growth factor activation enabled it to develop a proprietary platform for the discovery and development of monoclonal antibodies that locally and selectively target these signaling proteins at the cellular level. By developing product candidates that act in the disease microenvironment, the Company intends to avoid the historical challenges associated with inhibiting growth factors for therapeutic effect. Scholar Rock believes its focus on biologically validated growth factors may facilitate a more efficient development path.

Scholar Rock® is a registered trademark of Scholar Rock, Inc.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the anticipated closing date of the offering and the expected use of proceeds from the offering. The use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include fluctuations in Scholar Rock’s stock price, changes in market conditions and satisfaction of customary closing conditions related to the public offering and those risks more fully discussed in the section entitled "Risk Factors" in Scholar Rock’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, as well as discussions of potential risks, uncertainties, and other important factors in Scholar Rock’s subsequent filings with the SEC. Any forward-looking statements represent Scholar Rock’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this press release is as of the date of the release, and Scholar Rock undertakes no duty to update this information unless required by law.

Scholar Rock:

Investors

Rushmie Nofsinger

Scholar Rock

rnofsinger@scholarrock.com

ir@scholarrock.com

857-259-5573

Media

Molly MacLeod

Scholar Rock

mmcleod@scholarrock.com

media@scholarrock.com

802-579-5995